Exhibit 16.3
May 21, 1998 Consent of Sherwin D. Yoelin to use all information from his evaluation reports in this document.





               Sherwin D. Yoelin, Petroleum Engineer, Inc.
                    Consulting Petroleum Engineer
                California Certificate Number P 1241
                       1439 Bonnie Jean Road
                 La Habra Heights, California 90631
                            310 697-3700


May 21, 1998


Geo Petroleum, Inc.
501 Deep Valley Drive, Suite 300
Rolling Hills Estates, CA  90274

Subject:     Consent of Independent Petroleum Engineer

Gentlemen:

I agree to the inclusion in this Form 10-KSB of my reports dated January 1, 1998, with respect to the proved oil and gas reserves and revenues of Geo Petroleum, Inc. and consent to the reference to our firm under the captions "Estimated Oil and Gas Reserves" and "Experts."

Sincerely,

/s/  SHERWIN D. YOELIN
-------------------------
SHERWIN D. YOELIN
Consulting Petroleum Engineer
State of California
Certificate No. P 1241


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